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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
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                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
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     Rule 14a-11(c) or Rule 14a-12

                            NABORS INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[NABORS INDUSTRIES LOGO]                                  NABORS INDUSTRIES INC.
                                                            515 West Greens Road
                                                       Houston, Texas 77067-4529
                                                                    281-874-0035
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NEWS RELEASE
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              NABORS INDUSTRIES COMMENTS ON PENSION FUND STATEMENTS

HOUSTON, JUNE 6, 2002 - Nabors Industries, Inc. (AMEX: NBR) issued the following statement in response to comments made in a press release issued today by Central Laborers' Pension Fund and related union entities:

         We are disappointed that Central Laborers' Pension Fund and some related shareholders do not recognize the benefits our proposed reorganization offers to all stakeholders. We believe this reorganization will facilitate growth, and enhance value, by enabling Nabors to gain business, financial, tax and strategic advantages that are not available under our current corporate structure.

         On May 31st, Institutional Shareholder Services (ISS), the country's leading independent proxy advisory service and a recognized expert on corporate governance matters, issued a recommendation to its clients to vote FOR the Nabors reorganization. In its exhaustive report, ISS concluded that the reorganization offers improved value for all stakeholders while maintaining stakeholder rights and director accountability. The May 31st report states:

            "We conclude that there are sufficient protections embodied in Bermuda law to preserve director and officer accountability and provide mechanisms for redress. This is further reinforced by the company's recent efforts to bolster accountability and improve its corporate governance structure by committing to creating an independent nominating committee and to adding an additional independent director to the board so that a majority of directors are independent outsiders.... In view of these factors, ISS believes this reincorporation is consistent with our objective of striking a balance between economic gains and the preservation of shareholder rights."

         Nabors' Board of Directors and management continue to believe that the proposed reorganization provides an important opportunity to improve value for all of the Company's stakeholders.

A special stockholders meeting to vote on the reincorporation of the company will be held on June 14, 2002.

The Nabors companies own and operate over 530 land drilling and 933 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 44 platform, 15 jack-ups, and three barge rigs in the domestic and international markets. Nabors also operates 30 marine transportation and support vessels in the Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

A registration statement for Nabors Industries Ltd., including the proxy statement/prospectus, and a supplement thereto, have been filed with the Securities and Exchange Commission and are available for free at the SEC's website, www.sec.gov and at Nabors Industries, Inc.'s website, www.nabors.com. These documents contain important information that investors should consider. Investors should read these documents carefully.

                                      # # #

         =======================================================================
         Nabors Industries, Inc. stock is listed on the American Stock Exchange
         (NBR). For further information, please contact Dennis A. Smith, Director of Corporate Development at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063.